Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

1-800-FLOWERS.COM, Inc.

Jericho, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 10, 2021, relating to the consolidated financial statements and schedule and the effectiveness of internal control over financial reporting of 1-800-FLOWERS.COM, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended June 27, 2021.

/s/ BDO USA LLP

Melville, New York

September 24, 2021